Prologis Supplemental Information FOURTH Quarter 2021 Unaudited Prologis Capelin Distribution Center, Torrance, California

4Q 2021 Supplemental Highlights 1 Company Profile 2 Company Performance 4 Prologis Leading Indicators and Proprietary Metrics 5 Guidance Financial Information 6 Consolidated Balance Sheets 7 Consolidated Statements of Income 8 Reconciliations of Net Earnings to FFO 9 Reconciliations of Net Earnings to Adjusted EBITDA Operations 10 Overview 11 Operating Metrics 13 Operating Portfolio 16 Customer Information Capital Deployment 17 Overview 18 Development Stabilizations 19 Development Starts 20 Development Portfolio 21 Third Party Acquisitions 22 Dispositions and Contributions 23 Land Portfolio Strategic Capital 25 Overview 26 Summary and Financial Highlights 27 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 28 Non-GAAP Pro-Rata Financial Information Capitalization 29 Overview 30 Debt Components - Consolidated 31 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 32 Components Notes and Definitions 34 Notes and Definitions Copyright © 2022 Prologis

4,735 Buildings Overview * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. 4Q 2021 Supplemental Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (93 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment. 1.0B Square Feet ~$26.4B Build Out of Land (TEI) U.S. 609M SF 81% of NOI*(A) Other Americas 72M SF 5% of NOI*(A) Europe 215M SF 11% of NOI*(A) Asia 105M SF 3% of NOI*(A)

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. 4Q 2021 Prologis Share of NOI of the Operating Portfolio annualized. 4Q 2021 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income. Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Company Profile 1 4Q 2021 Supplemental

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Company Performance 4Q 2021 Supplemental 2 Core FFO* AFFO* Estimated Value Creation - Stabilizations

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Core FFO* in millions AFFO* in millions Estimated Value Creation from stabilizations - Prologis Share in millions Dividends and distributions in millions Highlights Company Performance 4Q 2021 Supplemental 3

*Please see our Notes and Definitions for further explanation. Lease Proposals in millions of square feet U.s. IBI activity index Lease negotiation Gestation- rolling Avg quarterly trend in days U.S. space utilization Highlights Prologis Leading Indicators and Proprietary Metrics* 4Q 2021 Supplemental 4 Average 24

Highlights * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Our guidance for 2022 is based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to “Forward-Looking Statements” and “Risk Factors” referred to in our reports filed with the Securities and Exchange Commission for more information. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and gains or losses on real estate transactions. See the Notes and Definitions for a reconciliation. We are further adjusting Core FFO to exclude $0.55 of net promote income. Guidance (A) 4Q 2021 Supplemental 5

Financial Information Consolidated Balance Sheets 4Q 2021 Supplemental 6

Financial Information Consolidated Statements of Income 4Q 2021 Supplemental 7

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to FFO* 4Q 2021 Supplemental 8

Financial Information * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Reconciliations of Net Earnings to Adjusted EBITDA* 4Q 2021 Supplemental 9

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Occupancy Customer Retention Same Store Change Over Prior Year – Prologis Share* Rent Change – Prologis Share Operations Overview 4Q 2021 Supplemental 10 Trailing four quarters – net effective

Operations Amounts exclusive of leases of less than one year, unless otherwise noted. Operating Metrics – Owned and Managed 4Q 2021 Supplemental 11

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Metrics – Owned and Managed 4Q 2021 Supplemental 12 CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS PER SQUARE FOOT TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (by Unit Size) Free rent as a % of lease value – trailing four quarters 2.8% 3.0% 3.2% 3.1% 3.1% Occupancy 95.2% 98.1% 99.4% 99.3% Trailing four quarter average Quarterly total As a % of lease value Per square foot ($)

Operations Operating Portfolio(A) – Square Feet, Occupied and Leased 4Q 2021 Supplemental 13 Data in the Operating Portfolio excludes non-strategic industrial properties acquired from LPT due to our intent not to hold long-term. These properties are classified as Other Real Estate Investments. This data excludes 20 million square feet related to non-strategic industrial properties.

Operations This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. This data excludes $27 million of NOI related to non-strategic industrial properties. Operating Portfolio – NOI* and Gross Book Value 4Q 2021 Supplemental 14

Operations * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operating Portfolio – Summary by Division 4Q 2021 Supplemental 15

Operations We have signed leases, that were due to expire, totaling 63 million square feet in our owned and managed portfolio (6.1% of total net effective rent) and 37 million square feet on a Prologis share basis (5.8% of total net effective rent).  These are excluded from 2022 expirations and are reflected at their respective expiration year. Customer Information 4Q 2021 Supplemental 16

Development Starts (TEI) in millions Development Stabilizations (TEI) dollars in millions Building Acquisitions and M&A Activity Land Portfolio in millions Capital Deployment Overview – Prologis Share 4Q 2021 Supplemental 17 Outside the U.S. U.S. The estimated build out includes the land portfolio, Covered Land Plays and the other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. in millions

Capital Deployment Development Stabilizations 4Q 2021 Supplemental 18

Capital Deployment TEI amount includes development starts on yards and parking lots that will be included in Other Real Estate Investments upon completion. Development Starts 4Q 2021 Supplemental 19

Capital Deployment TEI amount includes development starts on yards and parking lots that will be included in Other Real Estate Investments upon completion. Development Portfolio 4Q 2021 Supplemental 20

Capital Deployment Third Party Acquisitions 4Q 2021 Supplemental 21

Capital Deployment Dispositions and Contributions 4Q 2021 Supplemental 22

Capital Deployment Land Portfolio – Owned and Managed 4Q 2021 Supplemental 23

Capital Deployment Amounts include approximately 2,900 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Includes land acquired from Prologis UK Logistics Venture (“UKLV”) . Land Portfolio – Summary and Roll Forward 4Q 2021 Supplemental 24

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Third party aum third Party Fee Related and promote revenues Fee related earnings annualized* Net Promote income Strategic Capital Overview 4Q 2021 Supplemental 25 in millions dollars in billions in millions dollars in millions 87.2% 87.2% 90.1% 91.4% 94.9% % Open end/ Public 24.8 29.1 27.9 27.2 21.6 Trailing 3 year basis points of 3rd party AUM

Strategic Capital * The next promote opportunity is related to the Stabilization of individual development project(s). Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Throughout this document we use the most recent public information for these co-investment ventures. In Q4 2021, UKLV sold its operating properties to our unconsolidated co-investment ventures, PELF and PELP, and its land and development properties to Prologis. Summary and Financial Highlights 4Q 2021 Supplemental 26

Strategic Capital * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Values represent the entire venture at 100%, not Prologis’ proportionate share. Values are presented at Prologis’ adjusted basis derived from the ventures’ U.S. GAAP information and may not be comparable to values reflected in the ventures’ stand alone financial statements calculated on a different basis. Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%) (A) 4Q 2021 Supplemental 27

Strategic Capital * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. Non-GAAP Pro-Rata Financial Information (A) 4Q 2021 Supplemental 28

Capitalization * This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation. Mexico is included in the U.S. as it is U.S. dollar functional. The detail calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. Overview 4Q 2021 Supplemental 29 ASSETS UNDER MANAGEMENT (dollars in millions) Enterprise Value AUM by Geography Market Equity U.S. DOLLAR EXPOSURE (dollars in millions) Enterprise Value Debt U.S. Dollar(A) 22.0% U.S. Dollar (A) 85.8% Outside U.S. 14.2% Outside U.S. 78.0% DEBT BY CURRENCY- PROLOGIS SHARE UNENCUMBERED ASSETS – PROLOGIS SHARE: $61.9B (in billions) AUM by Ownership

Capitalization The maturity for the 2019 Global Facility ($266 million) and the 2021 Global Facility ($226 million) are reflected at the extended maturity date as the extension is at our option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. Debt Components - Consolidated 4Q 2021 Supplemental 30

Capitalization Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated. The maturity of certain unsecured debt (Prologis Share $207 million) is reflected at the extended maturity dates as the extensions are at the entity’s option. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 29 for our market equity exposure by currency. Debt Components - Noncontrolling Interests and Unconsolidated (A) 4Q 2021 Supplemental 31

Net Asset Value * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Components – Prologis Share 4Q 2021 Supplemental 32

Net Asset Value Promote revenue was $65 million less expenses of $25 million for the quarter and $100 million less expenses of $56 million for the year. Components - continued 4Q 2021 Supplemental 33

Notes and Definitions Prologis Fokker Park, Oude Meer, the Netherlands

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